AGREEMENT BETWEEN GEDANKEN
                   CORPORATION AND THE TRANSLATION GROUP, LTD.

                  This Agreement, entered into by and between Gedanken Corporation, a Delaware corporation, whose address is c/o Dr. Julius Cherny, Four Carter Lane, Monsey, New York 10952, and The Translation Group, Ltd., a Delaware Corporation having its principal place of business at 7703 Maple Avenue, Pennsauken, New Jersey 08109, shall be effective as of the 1st day of November 1996.

                                   WITNESSETH:

                  WHEREAS, Gedanken Corporation is the owner by assignment duly recorded in the United States Patent and Trademark Office of all right, title and interest in and to United States Patent Application No. 08/733,808, titled "METHODS AND APPARATUS FOR TRANSLATING BETWEEN LANGUAGES," filed October 18, 1996, naming Julius Cherny as inventor;

                  WHEREAS, Gedanken Corporation's United States Patent Application No. 08/733,808 describes and claims apparatus and methods for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies;

                  WHEREAS, Gedanken Corporation owns, possesses and is continuing to develop trade secrets, knowhow and other confidential research, development and commercial information and materials relating to apparatus and methods for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies;







                  WHEREAS, The Translation Group, Ltd., by and through its wholly-owned subsidiary, Bureau of Translation Services, Inc., is in the business of translating words, phrases and sentences from a source language to other target languages;

                  WHEREAS, The Translation Group, Ltd., in consideration of the terms and conditions set forth in this Agreement, wishes to obtain an exclusive world-wide right and license in the field of language translation to make, have made, use, offer for sale, sell and distribute apparatus and methods covered by the LICENSED PATENT RIGHTS (as hereinafter defined), and GEDANKEN (as hereinafter defined) is willing to grant such an exclusive, world-wide field of use license to TTGL (as hereinafter defined), subject to the terms and conditions set forth in this Agreement;

                  WHEREAS, The Translation Group, Ltd., in consideration of the terms and conditions set forth in this Agreement, wishes to obtain an exclusive, world-wide right and license to use Gedanken Corporation's trade secrets, knowhow and other confidential research, development and commercial information and materials in the field of language translation relating to apparatus and methods for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies, and GEDANKEN (as hereinafter defined), is willing to grant such an exclusive, world-wide field of use license and to disclose such trade secrets, knowhow and other confidential research, development and commercial information and materials in the field of language translation to TTGL (as hereinafter defined), subject to the terms and conditions set forth in this Agreement; and

                  WHEREAS, Gedanken Corporation and The Translation Group, Ltd. each represent and warrant that they have the unencumbered right and power to enter into

                                        2





this Agreement on behalf of themselves and any and all parents, subsidiaries, divisions, affiliates, predecessor companies or proprietorships, and that the consent or joinder of any other person or entity is not necessary to bind either party with respect to any provision of this Agreement;

                  NOW THEREFORE, in consideration of the premises, license grants, disclosures, payments, funding, mutual covenants and agreements, together with the other conditions, undertakings and commitments set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GEDANKEN (as hereinafter defined) and TTGL (as hereinafter defined), intending to be legally bound, agree as follows:

                            ARTICLE I -- DEFINITIONS

                  As used in this Agreement, the following defined terms shall have the meanings set forth below:

                  1.1 "EFFECTIVE DATE" shall mean November 1, 1996.

                  1.2 "GEDANKEN" shall mean and include Gedanken Corporation, together with any parent corporations, subsidiary corporations, corporate divisions or predecessor corporations.

                  1.3 "TTGL" shall mean and include The Translation Group, Ltd., together with any parents, subsidiaries, divisions, affiliates, predecessor companies or proprietorships, and any real persons or business entities directly or indirectly owned by, controlling or controlled by The Translation Group, Ltd. As used herein, the term "control" means possession of the power to direct, or to cause the direction of the

                                        3





management and policies of a real person, corporation or other business entity, whether through the ownership of voting securities, by contract or otherwise.

                  1.4 "LICENSED  PATENT RIGHTS" shall mean and include  Gedanken
Corporation's United States Patent Application No. 08/733,808 (titled "METHODS AND APPARATUS FOR TRANSLATING BETWEEN LANGUAGES"), filed October 18, 1996, naming Julius Cherny as inventor, any divisions, continuations or continuations-in-part thereof, any patent or patents that issue on any of the foregoing, together with any reissues, reexaminations, renewals or extensions of any such patent or patents, together with any foreign patents or applications for foreign patents that correspond in whole or in part to any of the foregoing.

                  1.5 "LICENSED TRADE SECRETS AND KNOWHOW" shall mean and include trade secrets, knowhow and other confidential research, development and commercial information owned, possessed or developed by GEDANKEN in the field of language translation relating to apparatus and methods for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies, including, without limitation, the apparatus and methods described and claimed in GEDANKEN's United States Patent Application No. 08/733,808, which will remain confidential trade secrets and knowhow until a patent issues and those trade secrets and that knowhow are disclosed to the public.

                  1.6 "FIELD OF USE" shall mean and include the field of translating words, phrases and sentences in oral or written form from a source language to other target languages.

                                        4





                  1.7 "LICENSED PRODUCTS AND METHODS" shall mean and include any apparatus, product, service, method or process made by, made for, used, offered, sold or distributed by TTGL that falls within the scope of any VALID CLAIM (as hereinafter defined) of the LICENSED PATENT RIGHTS and/or uses or is otherwise based in whole or in part on any of the LICENSED TRADE SECRETS AND KNOWHOW.

                  1.8 "VALID CLAIM" shall mean and include any issued, unexpired claim of the LICENSED PATENT RIGHTS that GEDANKEN has not expressly admitted in writing to be invalid or unenforceable, or that has not been held invalid or unenforceable by a court, tribunal or governmental agency of competent jurisdiction, or that has not been held invalid or unenforceable as a result of an opposition proceeding, reissue, reexamination, dedication, disclaimer or otherwise, and, in the case of a holding or decision, cannot be appealed or has not been appealed within the time allowed for appeal.

                  1.9 "NET SALES" shall mean and include TTGL's gross sales of LICENSED PRODUCTS AND METHODS as invoiced to customers, exclusive of sales or other taxes, duties and the like, and less any insurance, transportation, shipping, handling and related charges. NET SALES shall include, without limitation, all revenue generated on billings to customers for time spent by any person providing services that use or are otherwise based in whole or in part on any of the LICENSED PATENT RIGHTS or any of the LICENSED TRADE SECRETS AND KNOWHOW. For purposes of this Agreement, a sale shall occur when TTGL receives or collects payment for the manufacture, use, offer, sale, distribution, delivery, provision or shipment of LICENSED PRODUCTS AND METHODS.

                                        5





                        ARTICLE II -- GRANTS OF LICENSES

                  2.1 In consideration of the terms and conditions set forth in this Agreement, GEDANKEN hereby grants to TTGL an exclusive, world-wide right and license in the FIELD OF USE to use the LICENSED TRADE SECRETS AND KNOWHOW only in connection with TTGL's research, development, testing, marketing, promotion, manufacture, use, offer, sale and distribution of LICENSED PRODUCTS AND METHODS.

                  2.2 The license granted in Paragraph 2.1 shall be effective as of the EFFECTIVE DATE of this Agreement, and shall apply to LICENSED PRODUCTS AND METHODS that TTGL researches, develops, tests, markets, promotes, manufactures, uses, offers, sells or distributes on or after that date. The license granted in Paragraph 2.1 shall extend for the full term of this Agreement.

                  2.3 In consideration of the terms and conditions set forth in this Agreement, GEDANKEN hereby grants to TTGL an exclusive, world-wide right and license under the LICENSED PATENT RIGHTS in the FIELD OF USE to make, have made, use, offer, sell and distribute LICENSED PRODUCTS AND METHODS. TTGL shall have the right to sublicense others under the LICENSED PATENT RIGHTS in the FIELD OF USE, subject to approval of any and all proposed sublicenses by GEDANKEN, which approval shall not unreasonably be withheld. Fees, royalties and other payments paid by sublicensees shall be accounted for separately. Seventy percent (70%) of all such fees, royalties and other payments paid by sublicensees shall be retained by TTGL, and thirty percent (30%) of all such fees, royalties and other payments paid by sublicensees shall be paid to GEDANKEN until such time as TTGL recoups by NET

                                        6





SALES of LICENSED PRODUCTS AND METHODS and\or fees, royalties or other payments paid by sublicensees, the total amount of all payments TTGL actually makes to GEDANKEN in accordance with Article IV of this Agreement in connection with GEDANKEN's Phase 1, 2 and/or 3 research, development and testing of apparatus and methods in the field of language translation for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies. After TTGL recoups the total amount of all payments TTGL actually makes to GEDANKEN in accordance with Article IV of this Agreement in connection with GEDANKEN's Phase 1, 2 and/or 3 research, development and testing of apparatus and methods in the field of language translation for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies, all such fees, royalties and other payments paid by sublicensee's shall be divided equally between GEDANKEN and TTGL.

                  2.4 The license granted in Paragraph 2.3 shall be effective as of the EFFECTIVE DATE of this Agreement, and shall apply to LICENSED PRODUCTS AND METHODS that TTGL makes, has made, uses, offers, sells or distributes on or after that date. The license granted in Paragraph 2.3 shall extend until the earlier of: (a) the full term of this Agreement; or (b) the expiration of the last-to-expire patent of the LICENSED PATENT RIGHTS.

                                        7





          ARTICLE III -- ROYALTY PAYMENTS, REPORTS, RECORDS AND AUDITS

                  3.1 ROYALTY PAYMENTS.

                      (A) PHASES 1, 2 AND 3.

                  In consideration of the rights and licenses granted herein to TTGL, and in consideration of the other terms and conditions of this Agreement, TTGL shall pay to GEDANKEN during Phases 1, 2 and 3 of this Agreement (see Paragraph 4.3 below) a royalty in the amount of four percent (4%) of the first one million dollars ($1,000,000) of NET SALES of LICENSED PRODUCTS AND METHODS sold, offered or distributed each calendar year, three percent (3%) of NET SALES of LICENSED PRODUCTS AND METHODS above one million dollars ($1,000,000) to two million dollars ($2,000,000) each calendar year, and two percent (2%) of NET SALES of LICENSED PRODUCTS AND METHODS above two million dollars ($2,000,000) each calendar year. These royalties shall be payable during Phases 1, 2 and 3 of this Agreement (see Paragraph 4.3 below) from the EFFECTIVE DATE for the full term of this Agreement.

                  During Phases 1, 2 and 3 of this Agreement (see Paragraph 4.3 below), TTGL shall pay to GEDANKEN an additional royalty of three percent (3%) of NET SALES of LICENSED PRODUCTS AND METHODS sold, offered or distributed in any country in which there is a VALID CLAIM of the LICENSED PATENT RIGHTS. This additional royalty shall be payable during Phases 1, 2 and 3 of this Agreement (see Paragraph 4.3 below) from the EFFECTIVE DATE for the full term of this Agreement.

                      (B)  AFTER SUBSTANTIAL COMPLETION
                           OF PHASES 1, 2 AND 3.

                  In consideration of the rights and licenses granted herein to TTGL, and in consideration of the other terms and conditions of this Agreement, TTGL shall pay to

                                        8





GEDANKEN after the substantial completion of Phases 1, 2 and 3 of this Agreement (see Paragraph 4.3 below) a royalty in the amount of five percent (5%) of NET SALES of LICENSED PRODUCTS AND METHODS. This royalty shall be payable after the substantial completion of Phases 1, 2 and 3 of this Agreement (see Paragraph 4.3 below) for the full term of this Agreement.

                  After the substantial completion of Phases 1, 2 and 3 of this Agreement (see Paragraph 4.3 below), TTGL shall pay to GEDANKEN an additional royalty of three percent (3%) of NET SALES of LICENSED PRODUCTS AND METHODS sold, offered or distributed in any country in which there is a VALID CLAIM of the LICENSED PATENT RIGHTS. This additional royalty shall be payable after the substantial completion of Phases 1, 2 and 3 of this Agreement (see Paragraph 4.3 below) for the full term of this Agreement.

                  If the royalties calculated and payable in accordance with the preceding provisions of this Paragraph 3.1(B) amount to less than one hundred thousand dollars ($100,000) for any partial or full calendar year after the substantial completion of Phases 1, 2 and 3 of this Agreement (see Paragraph 4.3 below), TTGL shall nevertheless pay to GEDANKEN for each such partial or full calendar year after the substantial completion of Phases 1, 2 and 3 of this Agreement a minimum royalty of one hundred thousand dollars ($100,000).

                      (C)  TIMING OF ROYALTY PAYMENTS.

                  The first royalty payment to be made hereunder, covering sales and distribution of LICENSED PRODUCTS AND METHODS, shall be due within twenty
(20) days after the end of the first month in which TTGL sells, offers or distributes any of

                                        9





the LICENSED PRODUCTS AND METHODS. Thereafter, royalty payments under this Agreement shall be payable on a monthly basis within twenty (20) days after the close of each month during the term of this Agreement. All royalty payments shall be accompanied by the royalty report required under Paragraph 3.2 of this Agreement. Royalty payments shall be made in the form of a check made payable to Gedanken Corporation.

                      3.2  ROYALTY REPORTS.

                  Within twenty (20) days after the close of each month during the term of this Agreement, beginning with the first month in which TTGL sells, offers or distributes any of the LICENSED PRODUCTS AND METHODS, TTGL shall send to GEDANKEN a written report reflecting TTGL's sales and distribution of LICENSED PRODUCTS AND METHODS. Each written report shall include: (a) the total number of LICENSED PRODUCTS AND METHODS sold, offered and distributed during the period covered by the report, including a correlation identifying the country or countries in which the LICENSED PRODUCTS AND METHODS were sold, offered or distributed during that period; (b) the total dollar amount of TTGL's NET SALES of LICENSED PRODUCTS AND METHODS sold, offered or distributed during the period covered by the report, including a correlation identifying the country or countries in which the LICENSED PRODUCTS AND METHODS were sold, offered or distributed during that period; and (c) the royalty due in accordance with the terms of this Agreement for the period covered by the report.

                      3.3  ROYALTY RECORDS.

                  TTGL shall keep or cause to be kept books and records in detail sufficient to enable the royalties payable hereunder to be determined.

                                       10





                      3.4  AUDITS.

                  GEDANKEN shall have the right to conduct an audit no more than twice each calendar year to confirm the accuracy of the information included in royalty reports provided by TTGL in accordance with Paragraph 3.2 of this Agreement. Such audits shall be conducted only upon reasonable notice, and in no case less than five (5) days' notice, to TTGL in writing, and shall be performed by any person or entity appointed by GEDANKEN and acceptable to TTGL, and shall be conducted pursuant to a confidentiality agreement executed by the appointed person or entity in a form acceptable to TTGL. TTGL shall make available to the appointed person or entity for review books and records that may be reasonably necessary for conducting such audits. The appointed person or entity may disclose to GEDANKEN only whether TTGL has complied with the terms and conditions of this Agreement, and shall keep all other information received from TTGL in strict confidence (e.g., the names and identities of TTGL's customers), and shall not disclose any of that other information to GEDANKEN or to any other person or entity. The entire cost of these audits shall be borne solely by GEDANKEN.

                      3.5  GEDANKEN'S OPTION TO CONVERT
                           ROYALTIES TO COMMON STOCK OF TTGL.

                  GEDANKEN shall have the right at any time during the term of this Agreement to convert royalties due and payable into common stock of TTGL. GEDANKEN may exercise this option within five (5) business days after GEDANKEN's receipt from TTGL of a royalty payment, by providing TTGL with written notice of GEDANKEN's election to convert all, or a stated portion, of such royalty payment into common stock of TTGL. If GEDANKEN elects to convert all of any such royalty payment into common stock of TTGL, GEDANKEN shall return TTGL's royalty

                                       11





payment check to TTGL with GEDANKEN's written notice of its election to convert all of the royalty payment into common stock of TTGL. If GEDANKEN elects to convert only a portion of any such royalty payment into common stock of TTGL, GEDANKEN's written notice to TTGL of its election to do so shall be accompanied by payment from GEDANKEN in the amount of the royalty payment to be converted into common stock of TTGL. The rate for converting royalty payments or any portion thereof into common stock of TTGL shall be determined by calculating the average of the closing bid price of TTGL's common stock as reported by the primary exchange or reporting bureau where the stock trades (except that if such medium reports a last or closing sale price, that figure shall be used in place of the closing bid price), for the ten (10) business days prior to the date GEDANKEN receives the royalty report and payment. The average price determined as above in this Paragraph 3.5 shall then be reduced by twenty percent (20%) to account for the shares being unregistered. The number of shares of common stock that TTGL shall deliver to GEDANKEN shall be the number of shares calculated by dividing the dollar amount of the royalty payment to be converted by GEDANKEN by the price per share determined in accordance with the calculus described above in this Paragraph 3.5. TTGL shall, promptly upon GEDANKEN's election to convert all or any portion of any royalty payment to common stock to TTGL, promptly instruct its transfer agent to issue to GEDANKEN the number of shares calculated in accordance with the provisions of this Paragraph 3.5. Notwithstanding the foregoing provisions of this Paragraph 3.5, GEDANKEN shall at no time be permitted to convert any royalty payment into common stock of TTGL in an amount that would result in GEDANKEN having the beneficial

                                       12





ownership of an aggregate of more than twenty percent (20%) of the then outstanding shares of the common stock of TTGL.

               ARTICLE IV -- RESEARCH AND DEVELOPMENT, FUNDING OF
                SAME AND DISCLOSURE OF TRADE SECRETS AND KNOWHOW

                  4.1 In consideration of the premises, payments, funding, covenants and agreements, together with the other conditions, undertakings and commitments set forth in this Agreement, and in accordance with the provisions of this Article IV, GEDANKEN shall continue its research, development and testing of apparatus and methods in the field of language translation for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies, and shall disclose to TTGL GEDANKEN's past, current and future developments in the field of language translation relating to apparatus and methods for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies, including all of GEDANKEN'S past, current and future trade secrets, knowhow and other confidential research, development and commercial information and materials in the field of language translation relating to such apparatus and methods.

                  4.2 In consideration of the premises, license grants, disclosures, covenants and agreements, together with the other conditions, undertakings and commitments set forth in this Agreement, and in accordance with the provisions of this Article IV, TTGL agrees to fund GEDANKEN'S research, development and testing of apparatus and methods in the field of language translation for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies.

                                       13





                  4.3 GEDANKEN'S continuing research, development and testing in the field of language translation directed to apparatus and methods for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies shall be conducted in three phases:

                      (A)  PHASE 1 -- SPECIFIC TOPIC BUILDER.

                  Phase 1 of GEDANKEN'S continuing research and development will be directed to generating topic dictionaries, i.e., relationships between words in different languages used in connection with the same topic. Among other things, this work will involve the organization of many thousands of documents already translated and amassed by TTGL, and the analysis of those documents using appropriate neural network systems to generate or build specific dictionaries for various topics. Phase 1 will begin at the EFFECTIVE DATE of this Agreement and shall be substantially completed within twelve (12) months after TTGL provides GEDANKEN with the initial twenty thousand dollar ($20,000.00) payment described in Paragraph 4.5 of this Agreement.

                      (B)  PHASE 2 -- GENERAL TOPIC BUILDER.

                  Phase 2 of GEDANKEN'S continuing research and development will be directed to generalizing the topic dictionary generator to make it capable of generating dictionaries for various topics from written materials in different languages relating to the same topic that have not previously been translated or amassed. Phase 2 shall begin on the seventh month after TTGL provides GEDANKEN with the initial twenty thousand dollar ($20,000.00) payment described in Paragraph 4.5 of this Agreement and shall be substantially completed within six
(6) months after the substantial completion of Phase 1.

                                       14





                      (C)  PHASE 3 -- REAL-TIME VOICE
                                      TRANSLATION SYSTEM.

                  Phase 3 of GEDANKEN'S continuing research and development will be directed to the development of a proprietary, real-time machine voice translation system. The proposed system will operate via standard telecommunications systems and ultimately will have the ability to instantaneously translate language in oral form from one language to another. If TTGL exercises its option to fund GEDANKEN'S Phase 3 research and development in accordance with the provisions of Paragraph 4.4 of this Agreement, Phase 3 shall be substantially completed within twelve (12) months after the substantial completion of Phase 2.

                  4.4 TTGL agrees to fund GEDANKEN'S research, development and testing from the EFFECTIVE DATE of this Agreement through Phases 1 and 2 (see Paragraph 4.3) as follows:

                       (a) Phase I -- Specific Topic Builder: $250,000.00; and

                       (b) Phase II -- General Topic Builder: $500,000.00.

                  GEDANKEN and TTGL agree that TTGL shall have an option to fund GEDANKEN'S Phase 3 research, development and testing directed to a real-time voice translation system (see Paragraph 4.3) by providing GEDANKEN with written notice of TTGL's election to do so not less than three months prior to the substantial completion of Phase 2. If TTGL exercises this option, TTGL shall fund GEDANKEN'S Phase 3 research, development and testing (see Paragraph 4.3) in the amount of four million dollars ($4,000,000.00).

                  Although there may be some overlap, and work on the various phases may be interrelated, GEDANKEN shall report on a discrete basis the research, development

                                       15





and testing conducted in accordance with this Agreement, separately identifying the work performed in connection with each of the three phases. GEDANKEN shall prepare monthly progress reports describing the research and development work done during the monthly period covered by the report, the status of the research and development work and a description of the current status of the research and development work completed in relation to the pre-established goals for such work set forth in Exhibit A to this Agreement. GEDANKEN shall prepare and submit to TTGL within thirty (30) days after the execution of this Agreement by both parties, an initial progress report describing research and development work conducted by GEDANKEN from the EFFECTIVE DATE of this Agreement through the date of the initial progress report. Thereafter, progress reports shall be submitted on a monthly basis.

                  4.5 TTGL'S funding of GEDANKEN'S Phase 1, 2 and 3 research, development and testing shall be made on a "fixed price" basis and shall not be subject to any audit by TTGL or any accounting from GEDANKEN. Within thirty (30) days after the execution of this Agreement by both parties, TTGL shall deliver to GEDANKEN an initial payment of twenty thousand dollars ($20,000.00). Thereafter, TTGL'S funding of GEDANKEN'S research, development and testing shall be paid to GEDANKEN as follows:

                       (a) PHASE 1 -- SPECIFIC TOPIC BUILDER.

                       TTGL shall fund GEDANKEN'S Phase 1 research, development and testing in the fixed amount of two hundred and fifty thousand dollars ($250,000.00), payable in twelve equal monthly payments, each monthly payment to be delivered to

                                       16





GEDANKEN within five (5) days after TTGL'S receipt of each of the Phase 1 monthly progress reports required by Paragraph 4.4 of this Agreement.

                       (b) PHASE 2 -- GENERAL TOPIC BUILDER.

                       TTGL shall fund GEDANKEN'S Phase 2 research, development and testing in the fixed amount of five hundred thousand dollars ($500,000.00), payable in twelve equal monthly payments, each monthly payment to be delivered to GEDANKEN within five (5) days after TTGL'S receipt of each of the Phase 2 monthly progress reports required by Paragraph 4.4 of this Agreement.

                       (c) PHASE 3 -- REAL-TIME VOICE TRANSLATION SYSTEM.

                       If TTGL exercises its option to fund GEDANKEN'S Phase 3 research, development and testing in accordance with the provisions of Paragraph
4.4 of this Agreement, TTGL shall fund GEDANKEN'S Phase 3 research, development and testing in the fixed amount of four million dollars ($4,000,000.00). The schedule for payment of this four million dollars ($4,000,000.00) shall be fixed by mutual agreement of the parties if TTGL exercises its option to fund GEDANKEN'S Phase 3 research, development and testing.

                  4.6 Notwithstanding the foregoing provisions of this Article IV, TTGL shall have the right to discontinue funding GEDANKEN'S continuing research, development and testing in the field of language translation directed to apparatus and methods for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies in accordance with the following schedule:

                                       17





                       (a) Phase 1. TTGL may discontinue funding GEDANKEN's research and development work during Phase 1: (i) at six months prior to the substantial completion date of Phase 1 (see Paragraph 4.3(A)); or (ii) on the substantial completion date of Phase 1 (see Paragraph 4.3(A)), by providing GEDANKEN with notice of TTGL's intention to do so in writing not less than thirty (30) days before either of those dates.

                       (b) Phase 2. TTGL may discontinue funding GEDANKEN's research and development work during Phase 2: (i) at four months prior to the substantial completion date of Phase 2 (see Paragraph 4.3(b)); (ii) at two months prior to the substantial completion date of Phase 2; or (iii) on the substantial completion date of Phase 2 (see Paragraph 4.3(B)), by providing GEDANKEN with notice of TTGL's intention to do so in writing not less than thirty (30) days before any of those dates.

                       (c) Phase 3. If TTGL exercises its option to fund GEDANKEN'S Phase 3 research and development in accordance with the provisions of Paragraph 4.4 of this Agreement, TTGL may discontinue funding GEDANKEN'S research and development work at any time during Phase 3, by providing GEDANKEN with notice of TTGL'S intention to do so in writing not less than sixty (60) days prior to the date that funding will be discontinued.

                  4.7 If TTGL discontinues funding GEDANKEN's research and development prior to substantial completion of Phase 1 in accordance with Paragraph 4.6(a) of this Agreement, GEDANKEN shall have the right to immediately terminate this Agreement and all rights and licenses granted hereunder by providing TTGL with written notice of GEDANKEN's election to do so. Upon such termination by GEDANKEN: (a)

                                       18





TTGL shall have no rights under the LICENSED PATENT RIGHTS and no right to use the LICENSED TRADE SECRETS AND KNOWHOW; and (b) the total amount of all fees, royalties and other payments payable by any sublicensees pursuant to any sublicenses granted prior to such termination shall thereafter be paid solely to GEDANKEN; and (c) TTGL shall return to GEDANKEN all copies (in whatever form they may be recorded) of all trade secrets, knowhow and other confidential research, development and commercial information and materials disclosed by GEDANKEN in connection with this Agreement, and shall take all reasonable steps necessary to preserve and maintain in strict confidence all of the trade secrets, knowhow and other confidential research, development and commercial information and materials that GEDANKEN disclosed to TTGL in connection with this Agreement.

                  If TTGL funds GEDANKEN'S Phase 1 research and development, but does not fund or discontinues its funding of GEDANKEN's Phase 2 research and development prior to substantial completion of Phase 2 in accordance with Paragraph 4.6(b) of this Agreement: (a) the parties shall promptly amend this Agreement in writing to convert the exclusive, world-wide right and license in the FIELD OF USE to use the LICENSED TRADE SECRETS AND KNOWHOW granted to TTGL in Paragraph 2.1 of this Agreement, to a nonexclusive, world-wide right and license in the FIELD OF USE to use only the LICENSED TRADE SECRETS AND KNOWHOW GEDANKEN discloses to TTGL in connection with Phase 1 directed to the development of a specific topic builder, but otherwise on the same terms and conditions set forth in this Agreement; (b) the parties shall promptly amend this Agreement in writing to convert the exclusive, world-wide right and license under the LICENSED PATENT RIGHTS in the FIELD OF

                                       19





USE to make, have made, use, offer, sell and distribute LICENSED PRODUCTS AND METHODS granted to TTGL in Paragraph 2.3 of this Agreement, to a nonexclusive, world-wide right and license (with no right to sublicense others) to make, have made, use, offer, sell and distribute LICENSED PRODUCTS AND METHODS for translating words, phrases and sentences in written form only from a source language to other target languages using only specific topic builders (said amended license shall not grant TTGL any rights under the LICENSED PATENT RIGHTS to make, have made, use, offer, sell or distribute any product or method for translating words, phrases and sentences in oral form from a source language to other target languages, and shall not grant TTGL any rights under the LICENSED PATENT RIGHTS to make, have made, use, offer, sell or distribute any product or method for translating words, phrases and sentences in written form from a source language to other target languages using general topic builders), but otherwise on the same terms and conditions set forth in this Agreement; (c) the total amount of all fees, royalties and other payments payable by any sublicensees pursuant to any sublicenses granted prior to the conversion of the license grant contemplated by the provisions of (b) immediately above shall thereafter be paid solely to GEDANKEN; (d) GEDANKEN shall have no obligation to conduct any Phase 2 or Phase 3 research, development and testing work for the benefit of TTGL and shall have no obligation to disclose to TTGL any of GEDANKEN's past, current or future Phase 2 or Phase 3 developments in the field of language translation relating to apparatus and methods for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies, including any of GEDANKEN'S past, current or future Phase 2 or Phase 3 trade secrets,

                                       20





knowhow or other confidential research, development and commercial information and materials in the field of language translation relating to such apparatus and methods; (e) TTGL shall have no right to use any of THE LICENSED TRADE SECRETS AND KNOWHOW disclosed by GEDANKEN in connection with Phase 2, TTGL shall return to GEDANKEN all copies (in whatever form they may be recorded) of all trade secrets, knowhow and other confidential research, development and commercial information and materials disclosed by GEDANKEN in connection with Phase 2, and shall take all reasonable steps necessary to preserve and maintain in strict confidence all of the trade secrets, knowhow and other confidential research, development and commercial information and materials that GEDANKEN disclosed to TTGL in connection with Phase 2; and (f) GEDANKEN shall be free to grant licenses to others in the FIELD OF USE under the LICENSED PATENT RIGHTS to make, have made, use, offer, sell and distribute LICENSED PRODUCTS AND METHODS, and shall be free to license others to use any and all of GEDANKEN's past, current and future developments in the field of language translation relating to apparatus and methods for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies, including any and all of GEDANKEN'S past, current or future trade secrets, knowhow or other confidential research, development and commercial information and materials in the field of language translation relating to such apparatus and methods.

                  If TTGL funds GEDANKEN'S Phase 1 and Phase 2 research and development, but does not exercise its option to fund GEDANKEN'S Phase 3 research and development in accordance with the provisions of Paragraph 4.4 of this Agreement:

                                       21





(a) the parties shall promptly amend this Agreement in writing to convert the exclusive, world-wide right and license in the FIELD OF USE to use the LICENSED TRADE SECRETS AND KNOWHOW granted to TTGL in Paragraph 2.1 of this Agreement, to a nonexclusive, world-wide right and license, but otherwise on the same terms and conditions set forth in this Agreement; (b) the parties shall promptly amend this Agreement in writing to convert the exclusive, world-wide right and license under the LICENSED PATENT RIGHTS in the FIELD OF USE to make, have made, use, offer, sell and distribute LICENSED PRODUCTS AND METHODS granted to TTGL in Paragraph 2.3 of this Agreement, to an exclusive, world-wide right and license (with no right to sublicense others) to make, have made, use, offer, sell and distribute LICENSED PRODUCTS AND METHODS for translating words, phrases and sentences in written form only from a source language to other target languages (said amended license shall not grant TTGL any rights under the LICENSED PATENT RIGHTS to make, have made, use, offer, sell or distribute any product or method for translating words, phrases and sentences in oral form from a source language to other target languages), but otherwise on the same terms and conditions set forth in this Agreement; (c) the total amount of all fees, royalties and other payments payable by any sublicensees pursuant to any sublicenses granted prior to the conversion of the license grant contemplated by the provisions of (b) immediately above shall thereafter be paid solely to GEDANKEN; (d) GEDANKEN shall have no obligation to conduct any Phase 3 research, development and testing work for the benefit of TTGL and shall have no obligation to disclose to TTGL any of GEDANKEN's past, current or future Phase 3 developments in the field of language translation relating to apparatus and methods for translating words, phrases and

                                       22





sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies, including any of GEDANKEN'S past, current or future Phase 3 trade secrets, knowhow or other confidential research, development and commercial information and materials in the field of language translation relating to such apparatus and methods; and (e) GEDANKEN shall be free to grant licenses to others in the FIELD OF USE under the LICENSED PATENT RIGHTS to make, have made, use, offer, sell and distribute products and methods for translating words, phrases and sentences in oral form from a source language to other target languages, including, without limitation, real-time voice translation systems, and shall be free to license others to use any and all of GEDANKEN's past, current and future developments in the field of language translation relating to apparatus and methods for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies, including any and all of GEDANKEN'S past, current or future trade secrets, knowhow or other confidential research, development and commercial information and materials in the field of language translation relating to such apparatus and methods.

                  If TTGL  funds  GEDANKEN'S  Phase 1 and Phase 2  research  and development and exercises its option to fund GEDANKEN'S Phase 3 research and development in accordance with the provisions of Paragraph 4.4 of this
Agreement, but thereafter discontinues funding GEDANKEN's research and development work prior to substantial completion of Phase 3 in accordance with Paragraph 4.6(c): (a) the parties shall promptly amend this Agreement in writing to convert the exclusive, world-wide right and license in the FIELD OF USE to use the LICENSED TRADE SECRETS AND

                                       23





KNOWHOW granted to TTGL in Paragraph 2.1 of this Agreement, to a nonexclusive, world-wide right and license, but otherwise on the same terms and conditions set forth in this Agreement; (b) the parties shall promptly amend this Agreement in writing to convert the exclusive, world-wide right and license under the LICENSED PATENT RIGHTS in the FIELD OF USE to make, have made, use, offer, sell and distribute LICENSED PRODUCTS AND METHODS granted to TTGL in Paragraph 2.3 of this Agreement, to an exclusive, world-wide right and license (with no right to sublicense others) to make, have made, use, offer, sell and distribute LICENSED PRODUCTS AND METHODS for translating words, phrases and sentences in written form only from a source language to other target languages (said amended license shall not grant to TTGL any rights under the LICENSED PATENT RIGHTS to make, have made, use, offer, sell or distribute any product or method for translating words, phrases and sentences in oral form from a source language to other target languages), but otherwise on the same terms and conditions set forth in this Agreement; (c) the total amount of all fees, royalties and other payments payable by any sublicensees pursuant to any sublicenses granted prior to the conversion of the license grant contemplated by the provisions of (b) immediately above shall thereafter be paid solely to GEDANKEN; (d) GEDANKEN shall have no obligation to continue Phase 3 research, development and testing work for the benefit of TTGL, and shall have no obligation to disclose to TTGL any of GEDANKEN's past, current or future Phase 3 developments in the field of language translation relating to apparatus and methods for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies, including any of GEDANKEN'S past, current or future Phase 3 trade secrets, knowhow

                                       24





or other confidential research, development and commercial information and materials in the field of language translation relating to such apparatus and methods; (e) TTGL shall have no right to use any of THE LICENSED TRADE SECRETS AND KNOWHOW disclosed by GEDANKEN in connection with Phase 3, TTGL shall return to GEDANKEN all copies (in whatever form they may be recorded) of all trade secrets, knowhow and other confidential research, development and commercial information and materials disclosed by GEDANKEN in connection with Phase 3, and shall take all reasonable steps necessary to preserve and maintain in strict confidence all of the trade secrets, knowhow and other confidential research, development and commercial information and materials that GEDANKEN disclosed to TTGL in connection with Phase 3; and (f) GEDANKEN shall be free to grant licenses to others in the FIELD OF USE under the LICENSED PATENT RIGHTS to make, have made, use, offer, sell and distribute products and methods for translating words, phrases and sentences in oral form from a source language to other target languages, including, without limitation, real-time voice translation systems, and shall be free to license others to use any and all of GEDANKEN's past, current and future developments in the field of language translation relating to apparatus and methods for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies, including any and all of GEDANKEN'S past, current or future trade secrets, knowhow or other confidential research, development and commercial information and materials in the field of language translation relating to such apparatus and methods.


                                       25





                          ARTICLE V -- CONFIDENTIALITY

                  5.1 TTGL recognizes the proprietary and sensitive nature of the trade secrets, knowhow and other confidential research, development and commercial information and materials that GEDANKEN will disclose to TTGL in connection with this Agreement. TTGL shall take all reasonable steps necessary to preserve and maintain in strict confidence all of the trade secrets, knowhow and other confidential research, development and commercial information and materials that GEDANKEN discloses to TTGL in connection with this Agreement. TTGL shall not deliver or in any way allow any such trade secrets, knowhow or other confidential research, development and commercial information and materials to be disclosed, delivered or used by any third party without the express, specific written consent of GEDANKEN.

                  Upon termination of this Agreement, TTGL shall return to GEDANKEN all copies of all documents and information ( in whatever form that information may be recorded) containing or reflecting any of the trade secrets, knowhow or other confidential research, development and commercial information and materials disclosed by GEDANKEN in connection with this Agreement, including, without limitation, any writings, designs, records, memoranda, photographs, sound recordings, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation and notes.

                  After termination of this Agreement, TTGL shall not directly or indirectly (without GEDANKEN's express, specific written consent) use or disclose to any third party any of the trade secrets, knowhow or other confidential research, development and

                                       26





commercial information and materials disclosed by GEDANKEN in connection with this Agreement.

                  5.2 GEDANKEN recognizes the proprietary and sensitive nature of the business information of TTGL that must be included in the royalty reports required by the provisions of Paragraph 3.2 of this Agreement. GEDANKEN shall take all reasonable steps necessary to preserve and maintain in strict confidence the business information of TTGL that is included in any royalty reports received from TTGL. GEDANKEN shall not deliver or in any way allow any such business information to be disclosed, delivered or used by any third party without the express, specific written consent of TTGL.

                  5.3 The  obligations  of  confidentiality  set  forth  in this
Article V shall survive the termination of this Agreement.

                 ARTICLE VI -- TTGL'S RIGHT OF FIRST REFUSAL IN
                  FIELDS OF USE OTHER THAN LANGUAGE TRANSLATION

                  6.1 TTGL shall have the right of first refusal with respect to any license under the LICENSED PATENT RIGHTS offered by GEDANKEN in fields of use other than the field of translating words, phrases and sentences in oral or written form from a source language to other target languages. TTGL may exercise this right of first refusal by matching the material terms (including royalties and funding) of any bona fide offer received by GEDANKEN from a third party, within sixty (60) days of written notice from GEDANKEN of the material terms of bona fide offers from third parties. If TTGL exercises its right of first refusal under this Article VI, TTGL shall be entitled to a twenty percent (20%) royalty discount until such time as TTGL recoups, by NET SALES of LICENSED
PRODUCTS AND METHODS and\or fees, royalties or other payments paid by sublicensees, the total amount of all payments TTGL actually makes to GEDANKEN

                                       27





in accordance with Article IV of this Agreement in connection with GEDANKEN's Phase 1, 2 and/or 3 research, development and testing of apparatus and methods in the field of language translation for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies.

                  ARTICLE VII -- REPRESENTATIONS AND WARRANTIES

                 7.1 REPRESENTATIONS AND WARRANTIES OF GEDANKEN.

                 GEDANKEN hereby represents and warrants the following:

                          (A)  Gedanken  Corporation  is a  corporation  validly
existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                          (B) The execution and delivery by Gedanken Corporation
of this Agreement and the performance by GEDANKEN of its obligations hereunder have been duly and validly authorized by Gedanken Corporation, no corporate action other than that already taken on the part of Gedanken Corporation's Board of Directors or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Gedanken Corporation and constitutes a legal, valid and binding obligation of Gedanken Corporation enforceable against GEDANKEN in accordance with its terms.

                          (C)  Gedanken  Corporation  is the  sole  owner of the
entire right, title and interest in and to the LICENSED PATENT RIGHTS, and in and to the LICENSED TRADE SECRETS AND KNOWHOW.

                                       28





                          (D) Gedanken  Corporation  has the right to enter into
this Agreement and to grant the licenses under the LICENSED PATENT RIGHTS and the LICENSED TRADE SECRETS AND KNOWHOW pursuant to this Agreement. GEDANKEN is not a party to any agreement with or under any obligation to any third party that would prevent Gedanken Corporation from entering into this Agreement.

                          (E) No other person or entity currently has any option
or license with respect to the LICENSED PATENT RIGHTS or with respect to the LICENSED TRADE SECRETS AND KNOWHOW.

                 7.2 REPRESENTATIONS AND WARRANTIES OF TTGL.

                 TTGL hereby represents and warrants the following:

                          (A)  The  Translation  Group,  Ltd.  is a  corporation
validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                          (B) The  execution  and  delivery  by The  Translation
Group, Ltd. of this Agreement and the performance by TTGL of its obligations hereunder have been duly and validly authorized by The Translation Group, Ltd., no corporate action other than that already taken on the part of The Translation Group, Ltd.'s Board of Directors or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by The Translation Group, Ltd. and constitutes a legal, valid and binding obligation of The Translation Group, Ltd. enforceable against TTGL in accordance with its terms.

                                       29





                  7.3      EFFECT OF REPRESENTATIONS AND WARRANTIES.

                  It is understood that if the representations and warranties of one party are not true and correct as of the date of execution of this Agreement, and the other party, its parents, subsidiaries, affiliates, other business entities directly or indirectly owned by, controlling or controlled by that party, or its customers incur any damages, costs or other expenses as a result of such falsity, the breaching party shall indemnify and hold harmless the other party, its parents, subsidiaries, affiliates, other business entities directly or indirectly owned by, controlling or controlled by that party, and its customers for any such damages, costs or expenses incurred. This obligation shall survive the termination of this Agreement.

                           ARTICLE VIII -- ARBITRATION

                  Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by binding arbitration in the City of New York, administered by the American Arbitration Association in accordance with its then prevailing Commercial Arbitration Rules. Within fifteen days after the commencement of arbitration, each party shall select one person to act as arbitrator; the two arbitrators selected by the parties shall select a third arbitrator within ten days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon a third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. Any interim or provisional remedy that would be available from a court of law shall be available from the arbitral tribunal to the parties to this Agreement pending arbitration. The panel of three arbitrators shall have discretion to order a prehearing exchange of information by the parties, including, without limitation, production of

                                       30





requested documents, exchange of summaries of testimony of proposed witnesses and examination by deposition of parties. Neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both parties. The arbitration award shall be in writing and shall specify the factual and legal bases for the award. In rendering the award, the panel of three arbitrators shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of New York. Judgment on the award rendered by the panel of three arbitrators may be entered in any federal or state court located in the City of New York -- the parties hereby submit to the jurisdiction of the federal and state courts located in the City of New York for this purpose. All fees and expenses of the arbitration shall be borne by the parties equally. However, each party shall bear the expense of its own counsel, experts, witnesses and preparation and presentation of proofs.

                             ARTICLE IX -- INSURANCE

                  TTGL shall obtain and maintain standard liability and errors and omissions insurance coverage at TTGL's sole cost and expense throughout the term of this Agreement. Insurance coverage shall be obtained in a form acceptable to GEDANKEN, from a qualified insurance company naming GEDANKEN as an additional named insured. The insurance policy shall provide coverage against any and all claims, demands or causes of action arising out of any injury, error, omission, defect or failure to perform (alleged or otherwise) in connection with the manufacture, use, offer, provision, sale or distribution of any of the LICENSED PRODUCTS AND METHODS. Coverage shall be obtained and maintained in a minimum amount of not less than one million ($1,000,000.00) combined, single limit for each single occurrence. The insurance policy shall provide for not less than

                                       31





ten (10) days notice by the insurer to GEDANKEN by registered or certified mail, return receipt requested, in the event that there is any modification, cancellation or termination of said policy. TTGL shall provide GEDANKEN with a certificate evidencing insurance coverage that conforms with the provisions of this Article IX.

                ARTICLE X -- PATENT PROSECUTION AND INFRINGEMENT

                  10.1 PROSECUTION. During the term of this Agreement, GEDANKEN shall have discretion to prepare, file and prosecute all applications for patents within the LICENSED PATENT RIGHTS and may do so at TTGL's sole cost and expense. During the term of this Agreement, GEDANKEN shall have discretion to maintain all such applications and patents at TTGL's sole cost and expense and shall keep TTGL currently advised of all steps taken in the prosecution and maintenance of any such applications and patents (including any reissues and reexaminations). During the term of this Agreement, GEDANKEN shall furnish TTGL with copies of all such patent applications and patents, together with copies of all papers sent to or received from each patent office timely after filing or receipt. TTGL shall have the right during the term of this Agreement to request in writing that GEDANKEN prepare, file, prosecute and maintain applications for patents and patents within the LICENSED PATENT RIGHTS in specified countries. In the event that GEDANKEN during the term of this Agreement elects not to prepare and file an application requested by TTGL, or elects not to continue to prosecute or maintain any of the foregoing applications or patents (including any application involved in an appeal or an opposition proceeding) or not to maintain any patent or patent application within the LICENSED PATENT RIGHTS by failure to pay any required annuity, renewal or working fee, GEDANKEN shall so advise TTGL in writing in time to enable TTGL to


                                       32



take appropriate action. TTGL shall be entitled during the term of this Agreement to take such action at its expense and to own such resultant patents without any obligation to pay any royalties under such patents under this Agreement. In such event, GEDANKEN shall, at TTGL's request, but at no additional cost to TTGL, execute whatever documents are necessary to transfer to TTGL full ownership of such application or patent.

                  10.2 INFRINGEMENT.

                       (A) GEDANKEN and TTGL shall promptly notify each other in writing of any infringement of the LICENSED PATENT RIGHTS that may come to their attention during the term of this Agreement.

                       (B) During the term of this Agreement, GEDANKEN and TTGL each may bring suit against any infringer of the LICENSED PATENT RIGHTS in their own names as the sole plaintiff; joinder of the other as a party shall not be necessary. GEDANKEN and TTGL, however, each shall have the right during the term of this Agreement to join any such suit and to participate fully as a party.

                  If either GEDANKEN or TTGL brings suit against an infringer, and the other elects not to join the suit as a party, it is understood and agreed that the party bringing the suit shall bear solely all costs and expenses associated therewith and shall be entitled to retain and keep any and all sums received, obtained, collected or recovered whether by judgment, settlement or otherwise, as a result of any such suit. The party electing not to join any such suit shall, however, at no cost to the party bringing suit, render all reasonable assistance (with the exception of providing legal counsel or services) requested by the party involved in such litigation, including, without limitation, executing all required documents, providing records, documents, company witnesses, etc.

                                       33



                   If either GEDANKEN or TTGL brings suit against an infringer, and the other joins the suit as a party, it is understood and agreed that GEDANKEN and TTGL shall share equally all costs and expenses associated with the litigation, and shall share equally any and all sums received, obtained, collected or recovered whether by judgment, settlement or otherwise, as a result of any such suit.

                          ARTICLE XI -- INDEMNIFICATION

                  GEDANKEN and TTGL agree to indemnify and hold each other harmless as follows:

                           (a) TTGL  agrees  during  and  after the term of this
Agreement to indemnify and to hold GEDANKEN and its officers, directors, agents, employees and shareholders harmless from and against any and all loss, damage or liability, including attorneys' fees, together with all other costs and expenses incurred in connection with any demands, claims, suits or causes of action arising out of any injury, error, omission, defect or failure to perform (alleged or otherwise) relating to the manufacture, use, offer, provision, sale or distribution of any of the LICENSED PRODUCTS AND METHODS.

                           (b) TTGL  agrees  during  and  after the term of this
Agreement to indemnify and hold GEDANKEN and its officers, directors, agents, employees and shareholders harmless from and against any and all loss, damage or liability, including attorneys' fees and other costs and expenses incurred by GEDANKEN or its officers, directors, agents, employees and shareholders, as a result of any violation of this Agreement by TTGL.

                           (c) GEDANKEN agrees during the term of this Agreement
to indemnify and hold TTGL harmless from and against any and all damages for patent

                                       34



infringement awarded against TTGL in a final judgment of a court or other tribunal of competent jurisdiction in an action for patent infringement based on TTGL'S manufacture, use, offer, provision, sale or distribution of any of the LICENSED PRODUCTS AND METHODS, provided that: (1) TTGL promptly notifies GEDANKEN in writing of any threat, claim, charge, suit or action for patent infringement against TTGL based on TTGL's manufacture, use, offer, provision, sale or distribution of any of the LICENSED PRODUCTS AND METHODS; (2) GEDANKEN may select counsel to defend against any such threat, claim, charge, suit or action and may control the conduct of the defense and any litigation and appeals; and (3) TTGL cooperates fully in connection with the defense and any litigation and appeals. In the event that TTGL prevails in any such action for patent infringement, TTGL shall bear solely all costs and expenses incurred in connection with the litigation, including, without limitation, all reasonable attorney's fees. In the event that a judgment is entered against TTGL in any such action for patent infringement, GEDANKEN shall indemnify and hold TTGL harmless from and against any damages awarded for patent infringement, together with all costs and expenses incurred in connection with the litigation, including, without limitation, all attorney's fees, subject to the following limitation: GEDANKEN'S indemnification shall be limited to the total amount of all payments TTGL actually makes to GEDANKEN in accordance with Article IV of this Agreement in connection with GEDANKEN's Phase 1, 2 and/or 3 research, development and testing of apparatus and methods in the field of language translation for translating words, phrases and sentences in oral or written form from a source language to other target languages using advanced telecommunications and computer technologies, less the total amount TTGL has recouped as of the date of entry of the adverse judgment

                                       35



for patent infringement by NET SALES of LICENSED PRODUCTS AND METHODS and\or fees, royalties or other payments paid by sublicensees.

                           (d) GEDANKEN agrees during and after the term of this
Agreement to indemnify and hold TTGL harmless from and against any and all loss, damage or liability, including attorneys' fees and other costs and expenses incurred by TTGL, as a result of any violation of this Agreement by GEDANKEN.

                     ARTICLE XII -- MISCELLANEOUS PROVISIONS

                  12.1 GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and applied in accordance with the laws of the State of New York, without regard to conflicts of law rules or principles.

                  12.2 ENTIRE AGREEMENT. This Agreement constitutes the only and entire agreement between GEDANKEN and TTGL, and supersedes all previous communications, representations, agreements or understandings, either oral or written, between the parties with respect to the subject matter of this Agreement. Any representation, promise, or condition in connection with such subject matter that is not stated in this Agreement shall not be binding on either party. This Agreement may be amended, supplemented or modified only by a written instrument executed by a duly authorized officer of each of GEDANKEN and TTGL by or on behalf of GEDANKEN and TTGL that specifically refers to this Agreement. This Agreement shall be considered to have been jointly drafted by both GEDANKEN and TTGL and shall not be construed in whole or in part against either party as drafter.

                  12.3  FORCE  MAJEURE.  If for  reasons  of FORCE  MAJEURE  (as
hereinafter   defined)  either  GEDANKEN  or  TTGL  fails  to  comply  with  its obligations

                                       36



hereunder, such failure shall not constitute breach of this Agreement. For the purpose of this Agreement, FORCE MAJEURE shall mean: acts of God; acts, regulations or laws of any government; war; fire, earthquake or storm; civil commotion; destruction of production facilities or materials; labor disturbance; failure of public utilities or of common carriers or any other causes beyond the reasonable control of any party.

                  12.4 NOTICES. All notices, requests, demands, payments or any other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received: (a) when delivered by hand; or (b) four (4) days after having been mailed by certified or registered mail, return receipt requested, with postage prepaid, addressed as follows:

                  (a)      If to Gedanken Corporation:

                           Dr. Julius Cherny
                           4 Carter Lane
                           Monsey, New York 10952

                           cc:      Kevin J. Culligan, Esq.
                                    Fish & Neave
                                    1251 Avenue of the Americas
                                    New York, New York 10020




                  (b)      If to The Translation Group, Ltd.:

                           The Translation Group, Ltd.
                           7703 Maple Avenue
                           Pennsauken, New Jersey 08109

                           cc:      Irving Rothstein, Esq.
                                    Heller, Horowitz & Feit, P.C.
                                    292 Madison Avenue
                                    New York, New York 10017

                                       37




                  12.5 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by either party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or of any other term or condition of this Agreement on any future occasion.

                  12.6 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby: (a) such provision shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, GEDANKEN and TTGL shall negotiate and add as part of this Agreement, a valid and enforceable provision as similar in term to such illegal, invalid or unenforceable provision as may be possible.

                  12.7 HEADINGS. All headings in this Agreement are inserted for convenience of reference only and shall not affect its meaning, construction or interpretation.

                  12.8 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of GEDANKEN and TTGL and their successors, heirs, assigns or the

                                       38



purchasers of substantially all of GEDANKEN's or TTGL's assets to which this Agreement relates.

                  12.9 BANKRUPTCY. GEDANKEN shall have the right to terminate this Agreement upon written notice to TTGL in the event of any bankruptcy of TTGL that results in the liquidation of TTGL'S assets. Any assignment for the benefit of creditors of TTGL shall be: (a) conditioned on an agreement by the assignee to pay, with interest at the then prevailing rate, any unpaid royalties or research and development funding owed to GEDANKEN; and (b) subject to GEDANKEN'S approval, which shall not unreasonably be withheld.

                  12.10 PUBLIC ANNOUNCEMENTS. No news release or other public announcement or disclosure relating in any way to the transactions contemplated by this Agreement shall be made by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld), unless in the opinion of counsel such release, announcement or disclosure is required by law.

                  12.11  EXECUTION  OF  COUNTERPARTS.   This  Agreement  may  be
executed in one or more counterparts, all of which taken together shall be deemed one original.


                                       39



                  IN WITNESS WHEREOF, GEDANKEN and TTGL, intending to be legally bound, have caused this Agreement to be executed and delivered by the duly authorized officer of each party hereto.

                                          Gedanken Corporation

                                          /s/ Julius Cherny
                                          ------------------------------------
                                          Julius Cherny, Ph.D.
                                          Chairman
                                          Dated: February 11, 1997


[Seal]


Attest:

/s/ Stella Buffalguo
----------------------------


                                          The Translation Group, Ltd.

                                          /s/ Charles D. Cascio
                                          ------------------------------------
                                          Charles D. Cascio
                                          President and Chief Executive Officer
                                          Dated: February 11, 1997

[Seal]

Attest:

/s/ Cynthia Piccola
----------------------------


                                       40





                                 ACKNOWLEDGMENTS

STATE OF NEW YORK                   )
                                    :       ss.:
COUNTY OF NEW YORK                  )


                  On this 11th day of February 1997, before me personally came Julius Cherny, Ph.D., to me known, who being duly sworn, did depose and say that he is Chairman of Gedanken Corporation, the corporation described in, and on behalf of which he executed the above Agreement; that he knows the seal of said corporation; and that the seal affixed to said Agreement is such corporate seal.

                                                  /s/ Charles R. Brustman
                                                  ------------------------------
                                                  Notary Public

         [Notary Stamp and Seal]




STATE OF NEW YORK                   )
                                    :       ss.:
COUNTY OF NEW YORK                  )


                  On this 11th day of February 1997, before me personally came Charles D. Cascio, to me known, who being duly sworn, did depose and say that he is President and Chief Executive Officer of The Translation Group, Ltd., the corporation described in, and on behalf of which he executed the above Agreement; that he knows the seal of said corporation; and that the seal affixed to said Agreement is such corporate seal.

                                                  /s/ Charles R. Brustman
                                                  ------------------------------
                                                  Notary Public
 [Notary Stamp and Seal]

                                       41




                                    EXHIBIT A


The following timetable of intra phase accomplishments is to be taken as a list of estimated times needed to achieve the major components of each phase. The overall time to complete each phase is specified in other sections of this Agreement. As it is the case in any project of the sort undertaken herein, experience may cause changes in the time needed to complete a given component or the sequence in which intra phase components are worked on.


                                                                    APPROXIMATE
PHASE I                                                           NUMBER OF DAYS

Purchase and installation of hardware and software                        30
Completion of augmented dictionary                                       120
Coding of fuzzy set neural network similarity functions                  180
Two language parsers                                                     180
Two language parallel corpora deterministic comparator                   180
Trial runs and debugging of deterministic parallel comparator            270
Completion of phase I                                                    360


PHASE II

Two language similar corpora probabilistic word string comparator        540
Trial runs and debugging of probabilistic word string comparator         630
Completion of phase II                                                   720

                                       42